UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

ARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31254	46-1965727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3871 Lakefield Drive Suwanee, Georgia	30024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 473-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 21, 2015, ARRIS Group, Inc. (the “Company”) convened a special meeting of its stockholders (the “Special Meeting”), relating to the Company’s pending acquisition of Pace plc (“Pace”) through the formation of a new holding company incorporated in England and Wales. As of the close of business on September 10, 2015, the record date for the Special Meeting (the “Record Date”), there were 146,592,391 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) outstanding and entitled to vote. Only holders of Common Stock at the close of business on the Record Date were entitled to vote at the Special Meeting. At the Special Meeting, approximately 130,744,678 shares of Common Stock were represented in person or by proxy, constituting a quorum. The results of the matters voted on at the Special Meeting are set forth below.

Proposal No. 1 – To adopt the Agreement and Plan of Merger, dated as of April 22, 2015, by and among the Company, ARRIS International Limited, Archie U.S. Holdings LLC, and Archie U.S. Merger LLC (the “Merger Agreement”).

For	Against	Abstain	Broker Non-Vote
129,714,934	592,076	437,668	0

The proposal received the affirmative vote of a majority of the votes cast by stockholders entitled to vote and therefore passed. Because the vote required to approve this proposal was based upon the total number of outstanding Company shares entitled to vote, abstentions and broker non-votes were counted as votes against the proposal.

Proposal No. 2 – To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the completion of the merger of Archie U.S. Merger LLC with and into the Company, with the Company continuing as the surviving corporation, pursuant to the Merger Agreement.

For	Against	Abstain	Broker Non-Vote
125,184,954	3,506,913	2,051,856	955

The proposal received the affirmative vote of a majority of the votes cast by stockholders entitled to vote and therefore passed. Abstentions and broker non-votes were not considered votes cast and had no effect on the outcome of the vote.

Proposal No. 3 – To approve any motion to adjourn the special meeting, or any postponement thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement, (ii) to provide to Company stockholders any supplement or amendment to the proxy statement/prospectus and/or (iii) to disseminate any other information which is material to ARRIS stockholders voting at the special meeting.

Because the Company’s stockholders approved the Merger Agreement, the proposal was not voted on at the Special Meeting.

Item 8.01.	Other Events.

On October 21, 2015, the Company issued a press release announcing stockholder approval of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated October 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS GROUP, INC.

By:	/s/ Patrick W. Macken
Patrick W. Macken
Senior Vice President, General Counsel, and Secretary

Date: October 21, 2015

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated October 21, 2015.